Exhibit (a)(5)(C)

Imerys offers to acquire AMCOL

A strategic opportunity in the mineral world

Gilles MICHEL - Chairman & CEO

Michel DELVILLE - CFO

IMERYS

TRANSFORM TO PERFORM

Disclaimer

Additional Information and Where to Find It

The tender offer described in this presentation has not yet commenced and this presentation is neither a recommendation or an offer to purchase nor a solicitation of an offer to sell shares of AMCOL. This presentation is not a substitute for the tender offer materials that Imerys and its wholly-owned acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced Imerys and its wholly-owned acquisition subsidiary will file a Tender Offer Statement on Schedule TO, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the SEC, and AMCOL will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer with the SEC. Imerys and AMCOL intend to mail these documents to the stockholders of AMCOL. These tender offer materials, as they may be amended from time to time, will contain important information about the tender offer and stockholders of AMCOL and other investors are urged to read them carefully and in their entirety when they become available prior to making any decisions with respect to the tender offer. Stockholders of AMCOL will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov. The Solicitation/Recommendation Statement and the other documents filed by AMCOL with the SEC will be made available to all stockholders of AMCOL free of charge at www.amcol.com.

More comprehensive information about Imerys may be obtained on its website (www.imerys.com), under Regulated Information, including its Registration Document filed under No. D.13-0195 on March 21, 2013 with the Autorité des marchés financiers. Imerys draws the attention of investors to the “Risk factors” set forth in section 4 of the Registration Document.

Forward-Looking Statements

This presentation contains forward-looking statements regarding, among other things, the proposed acquisition by Imerys of AMCOL and the expected timing, certainty and benefits of the transaction. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect Imerys’ current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect the proposed acquisition of AMCOL and could cause actual results to differ materially from those expressed in forward-looking statements contained in this presentation. These factors include, but are not limited to: the risk that the acquisition will not close when expected or at all; the risk that Imerys’ business and/or AMCOL’s business will be adversely impacted during the pendency of the acquisition; and other risks and uncertainties. Imerys assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, other than as required by law.

IMERYS

2 Photo credits: Imerys photo library, RR, X. 2/12/2014 | Imerys offers to acquire AMCOL

Imerys offers to acquire AMCOL

Transaction highlights & timeline

AMCOL overview

Acquisition rationale and integration benefits

Conclusion

AMCOL acquisition further enhancing Imerys’ growth and value creation potential

World leading supplier in bentonite

A remarkable mineral with broad scope of applications

Largest global and high-quality mineral reserves

Strong business fit with Imerys

Value-added specialty mineral products providing essential functionalities to customers

Strong track record of profitable growth

Entrepreneurial team and innovation culture

Enhanced exposure to growth markets

60% of 2013 revenue in Americas

Significant presence in growing Asian markets

High synergy potential leveraging on Imerys’ proven integration know-how

Enlarging product offering through cross-fertilization in innovation

Leveraging combined geographical footprint

Detailed plan to conduct integration and deliver cost synergies

4 2/12/2014 | Imerys offers to acquire AMCOL

All-cash offer by Imerys for 100% of AMCOL’s shares

Key valuation metrics

$41.0 cash offer for each AMCOL’s share, representing:

19% premium to the volume weighted average closing price of AMCOL’s stock over the last 30 trading days

Total consideration of $1.6Bn(1)

Financing

Debt financing secured

Potential financial impact for Imerys

Dec. 2013 Pro forma net debt of €2Bn i.e. gearing 90%

Implied credit ratios leaving comfortable headroom vs. covenants(2) and investment grade credit rating

Transaction expected to be EPS accretive from 2015, the first full-year of integration

Process

Transaction unanimously approved by Imerys’ Board of Directors

Offer unanimously recommended by AMCOL’s Board of Directors

Closing expected in H1 2014

(1) For 100% of AMCOL’s shares, including AMCOL’s debt

(2) 150% gearing and 3.75x Net debt/ EBITDA

5 2/12/2014 | Imerys offers to acquire AMCOL

Indicative timeline

11 February 2014

Signing of definitive agreement

12 February 2014

Announcement of the transaction

13 February 2014

Imerys FY2013 results announcement

Around February 20, 2014

Commence tender offer

Tender offer period of at least 20 business days *

H1 2014

Tendering of at least 50% of the shares and clearance by the relevant regulatory authorities

Closing transaction immediately following the squeeze out of the minority shareholders in cash and at the same price

* Tender offer could be extended or potentially commence a subsequent tender offer (3 – 20 days)

6 2/12/2014 | Imerys offers to acquire AMCOL

Imerys offers to acquire AMCOL

Transaction highlights & timeline

AMCOL overview

Acquisition rationale and integration benefits

Conclusion

AMCOL: Global leading supplier of bentonite

Highlights

World leader in bentonite with largest global and high-quality reserves

Created in 1927, headquarted in Hoffman Estates, Illinois (USA)

Listed on the New York Stock Exchange (ACO)

Key financials(1)

$ MM 2010 2011 2012 2013

Sales 841 944 986 1 014

EBITDA 106 128 143 142

EBIT 70 86 98 92

Free Cash Flow 0 9 31 9

2,800 Employees

26 Countries

40+ Industrial locations

> 150 M Wet Tons of Bentonite reserves

4 R&D Centers

375 Patents

Revenue(1) $1.0 Bn

EBITDA margin(1) 14.0%

Market cap.(2) $1.1 Bn

(1) Financials based on US GAAP, Non-audited – (2013 EBITDA & EBIT excluding a $60m impairment charge booked in 2013 financials)

(2) Based on volume weighted average closing price of AMCOL’s stock over the last 30 trading days

8 2/12/2014 | Imerys offers to acquire AMCOL

AMCOL: 3 business groups serving diversified markets

Performance Materials: 48%

Americas: 55% EMEA: 22% Asia Pacific: 23%

Mines, processes and supplies globally bentonite-based specialties for a wide range of applications

End-Markets Applications

Metal casting Automotive Binding of green sands for foundry molds

Fabric & Pet care - Fragrance carrier for detergents

- Pet litters

Oilfield - Drilling fluids

Agri/bio - Edible liquids filtration

- Plant growth

Performance materials 48%

Construction technologies 22%

Energy services 29%

1%

Bentonite based

2013 Revenue breakdown by segments

Construction Technologies: 22%

Americas: 38% EMEA: 49%

Asia Pacific: 13%

Processes and distributes finished products (some with bentonite content)

End-Markets Applications

Environment Geo-synthetic liners for waste and liquid containment

Building & infrastructure Concrete waterproofing systems

Non oil-related drilling products Water-based drilling fluids

Energy Services: 29%

Americas: 86% EMEA: 7% Asia Pacific: 7%

Off and Onshore services

End-Markets Applications

Oil & gas industry - Water treatment filtration

- Frac-water recycling

- Pipeline maintenance

- Well testing services

Source : Company – non-audited

9 2/12/2014 | Imerys offers to acquire AMCOL

AMCOL: Strong US presence, global reach

Corporate HQ

Sales Office

CETCO Plant(1)

AMCOL Plant(2)

Mine

Joint Venture

Energy transmission 1%

Agriculture / horticulture 1%

Building -New 3%

Other 14%

Iron & Steel 4%

Automotive 10%

Other Consumer Goods 11%

Infrastructure 12%

Industrial Equipment 12%

Oil & Gas 32%

2013 revenue by end-market(3)

Asia Pacific 18%

Americas 60%

EMEA 22%

2013 revenue by geography(3)

(1) CETCO: Construction Technology and Energy Services Business Segments

(2) Performance Materials Business Segment

(3) Company & Imerys estimates

10 2/12/2014 | Imerys offers to acquire AMCOL

Imerys offers to acquire AMCOL

Transaction highlights & timeline

AMCOL overview

Acquisition rationale and integration benefits

Conclusion

Acquisition rationale for Imerys

1 AMCOL: perfect strategic fit with Imerys

2 Bentonite: unique mineralogical properties

Hundreds of applications with strong commercial positions in many market segments

3 Strong AMCOL track-record of above-GDP profitable growth

Positive long-term drivers and clear focus on innovation

4 Attractive positioning with robust prospects

In most dynamic end-markets and geographies

5 Energy Services: a successful development in a specialty business

6 Strong complementarity between Imerys and AMCOL

7 Imerys proven ability to quickly deliver on integration plan

12 2/12/2014 | Imerys offers to acquire AMCOL

1 AMCOL: perfect strategic fit with Imerys

Many business similarities

Ownership of long-term, high quality mineral reserves

Technology, industrial expertise

Broad range of industrial customers with manufactured specialty products offering critical functional features

representing a small share of production costs (products or processes of customers)

Bentonite prices not subject to commodity markets evolutions

Formulation expertise

Customer-focused, service-driven

Proven innovation capabilities

Decentralized organization

Complementarity of markets served

Combination of global leading positions in many sectors

Common end-markets (Building, Foundry, Oilfield, Consumer goods, …)

But addressing adjacent needs

Business fit allowing for seamless integration

13 2/12/2014 | Imerys offers to acquire AMCOL

Bentonite: unique mineralogical properties

Key Properties	Applications	AMCOL's presence
▪ Capability to form a plastic solid when wet ▪ Bonding	▪ Foundry sands ▪ Iron ore pelletizing ▪ Medications: Toxin absorbents	✓ ✓ ✓
▪ Absorption	▪ Pet litter	✓
▪ Swelling/Gelling/Rheology modification	▪ Drilling fluids ▪ Building and Structure water proofing ▪ Foundation grouting ▪ Soil sealant	✓ ✓ ✓ ✓
▪ Cation exchange capacity ▪ Adsorption capacity when activated	▪ Bleaching earth for edible oil ▪ Clarification	✓ ✓ ✓
▪ Capability to combine oil particles when treated with quaternary amines (Organoclays)	▪ Water treatment ▪ Oil based drilling muds ▪ Solvent based paints	✓ ✓ ×

- **Strong commercial positions in many segments**
  - World # 1 in Bentonite for Iron casting
  - World # 1 in Geosynthetic Clay Liners Systems
  - US# 1 in Cat Litter
  - Leadership position in Niche Oilfield Water treatment

- **Ownership of the world's**
  - Largest reserves of bentonite....
  - ... and highest-quality deposit in Wyoming, United States

14

2/12/2014 | Imerys offers to acquire AMCOL

3 AMCOL: strong track-record of above GDP profitable growth

Revenue growth above world GDP

CAGR over 2003 – 2013*: c.10.5%

High resilience of EBITDA margin: c.13% on average over 2003 – 2013*

Organic growth driven by long-term positive trends…

World auto demand

Environmental constraints on building & infrastructures

Environmental friendly materials and purification needs

Oilfield exploration

* AMCOL financials based on US GAAP. 2013 financials non-audited - Aggregated financials for illustrative purposes

$ MM 2003-13A Revenue CAGR % 10.5%

12,8% 12,2% 12,4% 12,7% 14,0% 12,9% 12,7% 12,6% 13,5% 14,5% 14,0%

374 462 536 612 744 884 703 841 944 986 1,014

2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013

EBITDA margin (excluding a $60m impairment charge in 2013 financials – non audited)

… fuelled by a clear focus on innovation

Concrete waterproofing

Patented Hi-Flow technology for produced water filtration

Bio-Ag, edible oil, plant growth & animal health

IMERYS

15 2/12/2014 | Imerys offers to acquire AMCOL

4 Attractive geographic positioning and end-markets exposure

60% of the business driven by the US economy

18% of the revenue in Asia/Pacific

Strong exposure to the foundry business driven by automotive market

Enhanced exposure to growth markets (energy, automotive, consumer goods, …)

* AMCOL financials based on US GAAP. Aggregated financials for illustrative purposes

16 2/12/2014 | Imerys offers to acquire AMCOL

5 Energy Services: a successful development in a specialty market

Organic development in a fast growing specialty business over the past 10 years

Filtration & treatment of water produced by oil & gas wells (onshore & offshore) with discharge regulations or recycling requirements

Other complementary services added to water filtration, include : well testing, coiled tubing, nitrogen service, pipeline service

Development supported by:

In-house advanced knowledge of filtration (minerals or polymer based)

Entrepreneurial spirit

Water treatment benefits from long-term growth prospects

Leadership in offshore water treatment in North America, which is being leveraged on international markets

Strong growth potential related to more stringent environmental constraints in the production of US onshore unconventional oil & gas

$ MM

296 257 195 155 134 120 101 62 25 40 46 49 26 33 25 27 35 - 4 7 14

2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013

Revenue EBITDA

Offshore filtration vessels

Flow back / Well testing equipment

17 2/12/2014 | Imerys offers to acquire AMCOL

6 Strong complementarity between Imerys and AMCOL lead to significant synergies

Expected synergies over 2015-2017

Future commercial synergies

Strengthening in R&D and innovation

Complementarity and cross-fertilization on several industrial segments

Leverage on Imerys geographical strengths (India, Brazil, Europe)

Cost opportunities

Significant cost optimization identified

Capital employed opportunities

Working Capital

Capex management

18 2/12/2014 | Imerys offers to acquire AMCOL

Imerys: proven ability to quickly deliver on integration plan

Strong and successful track-record of acquisitions

More than €2Bn of investments and 76 acquisitions over 13 years

Sizeable transactions completed in the US

Proven integration process for new companies

Internal target organization designed

Integration roadmap developed

Executable integration plan

19 2/12/2014 | Imerys offers to acquire AMCOL

Imerys offers to acquire AMCOL

Transaction highlights

AMCOL overview

Acquisition rationale and integration benefits

Conclusion

AMCOL acquisition further enhancing Imerys’ growth and value creation potential

AMCOL: a world leader with strong potential for profitable growth

A significant step fully in line with 2012-2016 development strategy

Post-acquisition, comfortable headroom maintained in financial structure vs. covenants and investment grade rating

Consistent with value creation criteria

21 2/12/2014 | Imerys offers to acquire AMCOL

Imerys

154 rue de l’Université F-75007 Paris

+ 33 (0) 1 49 55 63 00 www.imerys.com

Analysts / Investors contact Pascale Arnaud

+ 33 (0) 1 49 55 63 23 pascale.arnaud@imerys.com